UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2017

Investar Holding Corporation
(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7244 Perkins Road
Baton Rouge, Louisiana 70808
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

 Item 1.01 Entry into a Material Definitive Agreement.
On August 4, 2017, Investar Holding Corporation (NASDAQ: ISTR) (“Investar”), the holding company for Investar Bank, entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with BOJ Bancshares, Inc. (“BOJ”), the parent company for The Highlands Bank, Jackson, Louisiana, and Investar Interim Corporation, a Louisiana corporation and wholly-owned subsidiary of Investar (“Merger Subsidiary”). The Merger Agreement provides for the merger of BOJ with and into the Merger Subsidiary, with the Merger Subsidiary as the surviving corporation, followed by the merger of the Merger Subsidiary with and into Investar, with Investar as the surviving corporation. Promptly following the holding company mergers, The Highlands Bank will merge with and into Investar Bank.
Under the terms of the Merger Agreement, all of the issued and outstanding shares of BOJ common stock will be converted into and represent the right to receive aggregate merger consideration consisting of: (i) an aggregate of $3,950,000 in cash and (ii) an aggregate of 799,559 shares of Investar common stock. The aggregate merger consideration is subject to a dollar-for-dollar downward adjustment to the extent that BOJ’s adjusted tangible shareholders’ equity is less than $16.5 million as of a date, to be determined by BOJ, that is within ten days prior to the closing of the merger. The adjusted tangible equity capital of BOJ will be calculated as the sum of BOJ’s capital stock, surplus and undivided profits, on a consolidated basis, excluding any goodwill and unrealized gains or losses on available-for-sale securities, and less certain merger costs and other specified items.
The Merger Agreement includes two collar mechanisms that could result in a modification to the number of shares of Investar common stock to be issued as consideration in the transaction. First, the exchange ratio will be reduced and fewer shares of Investar common stock will be issued in the merger if the average closing price of Investar common stock for the ten (10) consecutive trading days up to but not including the closing date (“Average Closing Price”) is greater than $26.11, which equals 115% of the $22.70 closing price for Investar common stock on May 11, 2017 (“Threshold Price”). Second, the exchange ratio will be increased and more shares of Investar common stock will be issued in the transaction if the Average Closing Price is less than $20.43, which is equivalent to 90% of the Threshold Price. The parties will not be obligated to close the transaction if the Average Closing Price is not greater than $19.50.
The Merger Agreement contains customary representations and warranties and covenants by the parties. Included among the covenants contained in the Merger Agreement is the obligation of BOJ not to solicit, initiate, encourage or otherwise facilitate any inquiries or other proposals related to, participate in any discussions or negotiations regarding or furnish any nonpublic information related to, any alternative business combination transaction, subject to certain exceptions. In the event that BOJ receives an unsolicited proposal with respect to an alternative business combination transaction that its Board of Directors determines to be superior to the merger, Investar will have an opportunity to match the terms of such proposal, subject to certain requirements.
The assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating terms. Moreover, the representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Investar and BOJ rather than establishing matters as facts. For the foregoing reasons, no one should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information regarding Investar or BOJ at the time they were made or otherwise. The representations and warranties of the parties will not survive the closing.
Consummation of the transactions contemplated by the Merger Agreement is subject to various customary conditions, including, without limitation (i) the approval of the shareholders of BOJ, (ii) the receipt of certain regulatory approvals, (iii) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers), and (iv) the absence of a material adverse change with respect to BOJ or Investar.
The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the closing has not occurred by May 31, 2018, and the right of BOJ to terminate the Merger Agreement, subject to certain conditions, to accept a business combination transaction deemed by its Board of Directors to be superior to the proposed merger. The Merger Agreement is subject to termination by either party under certain conditions and provides for the payment of a termination fee of $890,000 payable by BOJ upon termination of the Merger Agreement under certain circumstances.
The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

The Merger Agreement has been approved by the boards of directors of each of Investar and BOJ, and the Merger Agreement has been executed and delivered by each of the parties. Subject to the satisfaction of all closing conditions, including the receipt of all required regulatory and shareholder approvals, the merger is expected to be completed in the fourth quarter of 2017. In connection with the execution of the Merger Agreement, certain directors and executive officers of BOJ entered into customary non-competition agreements and voting agreements related to the transaction. The non-competition agreements provide generally that the executing party will not solicit the former employees or customers of BOJ, or otherwise engage in banking activities, for a period of two years following the effective date of the merger, subject to certain exceptions. The voting agreements generally provide that the executing party will vote his or her shares in favor of the Merger Agreement at any special meeting of the BOJ shareholders called to consider such transaction(s).
Item 7.01 Regulation FD Disclosure
A press release issued by Investar is attached as Exhibit 99.1 to this Current Report on Form 8-K.
As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibit 99.1 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Investar cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Investar and BOJ, including future financial and operating results; Investar’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that Investar may be unable to obtain governmental and regulatory approvals required to consummate the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which Investar discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement and Investar undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated August 4, 2017, by and among Investar Holding Corporation, BOJ Bancshares, Inc. and Investar Interim Corporation
99.1	Press release dated August 7, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: August 7, 2017	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization, dated August 4, 2017, by and among Investar Holding Corporation, BOJ Bancshares, Inc. and Investar Interim Corporation
99.1	Press release dated August 7, 2017